Exhibit (a)(1)

                          DWS INTERNATIONAL FUND, INC.
                      ARTICLES OF AMENDMENT AND RESTATEMENT

         DWS International Fund, Inc., a Maryland corporation (hereinafter called the "Corporation") registered as an open-end investment company under the Investment Company Act of 1940, as amended, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                                      FIRST

         The Corporation desires to amend and restate its charter as currently in effect pursuant to these Articles of Amendment and Restatement. These Articles of Amendment and Restatement set forth every charter provision currently in effect. These Articles of Amendment and Restatement do not increase the aggregate par value of the Corporation's capital stock.

                                     SECOND

         The charter of the Corporation is hereby amended by striking in their entirety Articles FIRST through TWELFTH, inclusive, and by substituting in lieu thereof the following:

         ARTICLE FIRST:  Name and Definitions.
         --------------  ---------------------

         Section 1.1.      Name.  The name of the Corporation is:

                          DWS International Fund, Inc.

         Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

         (a) "Board of Directors" means the Board of Directors of the Corporation.

         (b) "By-Laws" means the By-Laws referred to in Section 8.3 hereof, as from time to time amended.

         (c) "Charter" means these Articles of Amendment and Restatement as amended, corrected or supplemented from time to time. Reference in this Charter to "Charter," "hereof," "herein," and "hereunder" shall be deemed to refer to this Charter rather than exclusively to the article or section in which such words appear.

         (d) "Class" means the two or more Classes as may be established and designated from time to time by the Board of Directors pursuant to Section 5.8(a) hereof.

         (e) The terms "Commission" and "Interested Person" have the same meanings given to such terms in the 1940 Act.

         (f) "His" or "his" shall include the feminine and neuter, as well as the masculine, genders.

         (g) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) as the 1940 Act and the rules and regulations thereunder, all as amended from time to time, may apply to the Corporation or any Series or Class thereof including pursuant to any exemptive or similar relief issued by the Commission or the staff of the Commission under the 1940 Act. In construing the 1940 Act, the Corporation may, to the extent it deems appropriate, rely on interpretations of the 1940 Act issued by the Commission or the staff of the Commission.

         (h) "Outstanding Shares" means those Shares shown from time to time on the books of the Corporation or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Corporation.

         (i) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         (j) "Series" individually or collectively means the two or more Series as may be established and designated from time to time by the Board of Directors pursuant to Section 5.8(a) hereof.

         (k) "Shareholder" means a record owner of Outstanding Shares.

         (l) "Shares" means shares of capital stock of the Corporation with a par value of $0.01 per share, including the Shares of any and all Series and Classes which may be established and designated by the Board of Directors and includes fractions of Shares as well as whole Shares.

         ARTICLE SECOND:  Purposes and Powers; Number of Directors; Principal
         --------------   ----------------------------------------------------
Office and Resident Agent.
-------------------------

         Section 2.1. General. The purposes for which the Corporation is formed is as follows: To operate and carry on the business of an investment company and exercise all the powers as are necessary, convenient, appropriate, incidental or customary in connection therewith, and to exercise and generally to enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the Maryland General Corporation Law, as amended from time to time (the "Maryland General Corporation Law"). The enumeration of any specific power herein shall not be construed as limiting the aforesaid power.

         Section 2.2.      Certain Specific Powers.
                           -----------------------

         (a) Investments. Without limiting the generality of the foregoing, the Corporation shall have the power and authority to make, invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to borrow, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in, any and all investments, and, in connection therewith, the power and authority:

         (1) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (2) To hold any security or property, whether in bearer, unregistered or other negotiable form, either in the name of the Corporation or in the name of a custodian or a nominee or nominees;

         (3) To exercise all rights, powers and privileges of ownership or interest in all securities, repurchase agreements, futures contracts and options and other assets owned by the Corporation, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets;

         (4) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including cash, and any interest therein;

         (5) To borrow money and/or securities for any purpose and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend the assets of the Corporation;

         (6) To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the assets of the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest, and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;

         (7) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or issuer, any security or property of which is held by the Corporation; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held by the Corporation; and

         (8) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board of Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board of Directors shall deem proper.

         (b) Additional Powers. Without limiting the generality of the foregoing, the Corporation shall have the power and authority:

         (1) To employ or contract with, or make payments to, such Persons as the Corporation may deem desirable for the transaction of the business of the Corporation;

         (2) To enter into joint ventures, partnerships and any other combinations or associations;

         (3) To purchase, and pay for out of the assets of the Corporation, (i) insurance policies insuring the directors, officers, employees, agents, investment advisers, distributors, administrators, selected dealers or independent contractors of the Corporation against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Corporation would have the power to indemnify such person against such liability, (ii) insurance for the protection of the assets of the Corporation or (iii) such other insurance as the Board of Directors shall deem advisable;

         (4) To establish pension, profit-sharing, share purchase, and other retirement and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any directors, officers, employees and agents of the Corporation;

         (5) To the extent permitted by law, to indemnify any person with whom the Corporation has dealings, including any investment adviser, distributor, administrator, custodian, transfer agent and selected dealers;

         (6) To guarantee indebtedness or contractual obligations of others;

         (7) To enter into a plan of distribution and any related agreements whereby the Corporation may finance directly or indirectly any activity which is primarily intended to result in the sale of Shares; and

         (8) To carry on any other business in connection with or incidental to any of the powers enumerated in this Charter, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business, objects or powers.

         Section 2.3. Principal Transactions. Except in transactions not permitted by the 1940 Act, and subject to the Maryland General Corporation Law, the Corporation may buy any securities from or sell any securities to, or lend any assets of the Corporation to, any director or officer of the Corporation or any firm of which any such director or officer is a member acting as principal, or have any such dealing with any investment adviser, distributor, administrator, custodian or transfer agent or with any Interested Person of such Person; and the Corporation may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

         Section 2.4. Number of Directors. The Corporation shall have thirteen (13) directors, which number may be increased or decreased from time to time pursuant to the By-Laws of the Corporation. The names of the directors who are currently in office and who shall act as such until their successors are duly elected and qualified are as follows: Henry P. Becton, Jr., Dawn-Marie Driscoll, Keith R. Fox, Kenneth C. Froewiss, Martin J. Gruber, Richard J. Herring, Graham E. Jones, Rebecca W. Rimel, Philip Saunders, Jr., William N. Searcy, Jr., Jean Gleason Stromberg, Carl W. Vogt, Axel Schwarzer

         Section 2.5. Resident Agent and Principal Office. The post office address of the principal office of the Corporation in Maryland is 300 East Lombard Street, Baltimore, MD 21202. The name and post office address of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, MD 21202. The resident agent is a Maryland corporation.

         ARTICLE THIRD:  Contracts.
         --------------  ----------

         Section 3.1. Distribution Contract; Transfer Agent; Shareholder Servicing Agent; Custodian. The Corporation may from time to time enter into an exclusive or non-exclusive underwriting, distribution or placement contract or contracts providing for the sale of the Shares, whereby the Corporation may either agree to sell the Shares to the other party to the contract or appoint such other party as the Corporation's sales agent for the Shares, and in either case on such terms and conditions, and providing for such compensation, as the Board of Directors may in its discretion determine; and such contract may also provide for the repurchase of the Shares by such other party as principal or as agent of the Corporation. The Corporation may from time to time enter into one or more transfer agency and/or shareholder servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Board of Directors may in its discretion deem advisable.

         Section 3.2. Advisory or Management Contract; Administration. The Corporation may from time to time enter into an investment advisory or management contract or separate contracts with respect to one or more Series whereby the other party to such contract shall undertake to furnish to the Corporation such management, investment advisory, statistical and research facilities and services, proxy voting services and such other facilities and services, including administrative services, if any, and all upon such terms and conditions and for such compensation, as the Board of Directors may in its discretion determine, including the grant of authority to such other party to determine what securities shall be purchased or sold by the Corporation or any

Series and what portion of its assets shall be uninvested, which authority shall include the power to make changes in the investments of the Corporation or any Series.

         The Corporation may also employ, or authorize the investment adviser or a sub-adviser to employ, one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser or sub-adviser and upon such terms and conditions and for such compensation as may be agreed upon between the investment adviser, the sub-adviser and/or such other sub-advisers and approved by the Board of Directors. Any reference in this Charter to the investment adviser shall be deemed to include such sub-advisers unless the context otherwise requires.

         The Corporation may from time to time enter into administration and/or fund accounting contract(s), in each case with such terms and conditions, and providing for such compensation, as the Board of Directors may in its discretion deem advisable.

         Section 3.3. Additional Contracts. Nothing in this Article THIRD shall be deemed to limit or restrict the Corporation's power to employ, contract with (including contracts not described in this Article THIRD) or make payments to any Person in connection with or related to the business and/or affairs of the Corporation.

         ARTICLE FOURTH:  Limitation of Liability; Indemnification.
         --------------   ----------------------------------------

         Section 4.1. Limitation of Liability. To the fullest extent permitted by the 1940 Act and the Maryland General Corporation Law, no director or former director and no officer or former officer of the Corporation shall be personally liable to the Corporation or its Shareholders for money damages. No amendment to the Charter or repeal of any of its provisions shall limit or eliminate the benefits provided by this Section 4.1 to directors or former directors or officers or former officers with respect to any act or omission that occurred prior to such amendment or repeal.

         Section 4.2.      Indemnification.

         (a) Any word or words used in this Section 4.2 that are defined in
Section 2-418 of the Maryland General Corporation Law (the "Indemnification Section") shall have the same meaning as defined in the Indemnification Section.

         (b) The Corporation shall indemnify and advance expenses to a director or officer (which includes, with respect to any such person, any person who is or was an officer of the Corporation and any person who, while an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan) of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section and the 1940 Act. The foregoing rights of indemnification and advancement of expenses shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

         (c) No amendment to this Charter or repeal of any of its provisions shall limit or eliminate the protection afforded by this Section 4.2 to a director or officer (as that term is described in subsection (b) above) with respect to any act or omission that occurred prior to such amendment or repeal.

         Section 4.3. Reliance on Experts. Subject to any requirements of the 1940 Act and the Maryland General Corporation Law, the appointment, designation or identification of a director as the chairperson of the Board of Directors, as a member or chairperson of a committee of the Board of Directors, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent director, or any other special appointment, designation or identification of a director, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a director in the absence of the appointment, designation or identification, and no director who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, and subject to any contrary requirements of the 1940 Act and the Maryland General Corporation Law, no appointment, designation or identification of a director as aforesaid shall affect in any way that director's rights or entitlement to indemnification.

         ARTICLE FIFTH:  Capital Stock.
         --------------  --------------

         Section 5.1. Authorized Shares. The Corporation shall have the authority to issue two billion four hundred forty seven million nine hundred twenty three thousand eight hundred eighty eight (2,447,923,888) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of Twenty Four Million Four Hundred Seventy Nine Thousand Two Hundred Thirty Eight Dollars and Eighty Eight Cents ($24,479,238.88). Currently, the Corporation's authorized Shares have been designated and classified into the following Series, which Series have been subdivided into the following Classes:

Series                           Classes                      Number of Shares
------                           -------                       ----------------

DWS International Fund                                            620,595,597

                                 Class A shares                   100,000,000
                                 Class B shares                    50,000,000
                                 Class C shares                    20,000,000
                                 Class S shares                   200,595,597
                                 Class AARP shares                100,000,000
                                 Institutional Class shares        50,000,000
                                 Investment Class shares          100,000,000

DWS Pacific Opportunities
Equity Fund                                                       320,000,000

                                 Class A shares                    50,000,000
                                 Class B shares                    50,000,000
                                 Class C shares                    20,000,000
                                 Class S shares                   100,000,000
                                 Class AARP shares                100,000,000

DWS Latin America Equity Fund                                     340,000,000

                                 Class A shares                    50,000,000
                                 Class B shares                    50,000,000
                                 Class C shares                    20,000,000
                                 Class M shares                    20,000,000
                                 Class S shares                   100,000,000
                                 Class AARP shares                100,000,000

DWS Europe Equity Fund                                            420,000,000

                                 Class A shares                    50,000,000
                                 Class B shares                    50,000,000
                                 Class C shares                    20,000,000
                                 Class S shares                   100,000,000
                                 Class AARP shares                100,000,000
                                 Institutional Class shares       100,000,000

DWS Emerging Markets
Equity Fund                                                      320,000,000

                                 Class A shares                  50,000,000
                                 Class B shares                  50,000,000
                                 Class C shares                  20,000,000
                                 Class S shares                 100,000,000
                                 Class AARP shares              100,000,000

Undesignated                                                    427,328,291


         Section 5.2. Issuance of Shares. The Board of Directors shall have the power to authorize the issuance from time to time of Shares of any Series or Class, whether now or hereafter authorized, or securities convertible into Shares of any Series or Class, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable without any action by the Shareholders. In connection with the issuance of Shares, the Board of Directors may issue fractional Shares. The Board of Directors may from time to time divide or combine the Shares of any particular Series or

Class into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate interest in the assets belonging to that Series or Class or in any way affecting the rights of holders of Shares of any other Series or Class.

         Section 5.3.      Ownership of Shares/Small Accounts.
                           ----------------------------------

         (a) The ownership and transfer of Shares shall be recorded on the books of the Corporation or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Board of Directors may otherwise determine from time to time. The Board of Directors may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Corporation, as kept by the Corporation or any transfer or similar agent of the Corporation, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

         (b) In the event any certificates representing Shares are at any time outstanding, the Board of Directors may at any time or from time to time discontinue the issuance of such certificates. Except as otherwise permitted by the Maryland General Corporation Law, such action by the Board shall not affect Shares already represented by certificates until the certificates are surrendered to the Corporation. Following such surrender, ownership and transfer of such Shares shall be recorded on the books of the Corporation or its transfer or similar agent.

         (c) The Board of Directors may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may be different for each Series or Class, and which may be different within each Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of, those accounts the net asset value of which for any reason falls below such established minimum amounts, or may take any other action with respect to minimum investment amounts as may be deemed appropriate by the Board of Directors, in each case upon such terms as shall be established by the Board of Directors.

         Section 5.4. Disclosure of Holdings. The holders of Shares or other securities of the Corporation shall upon demand disclose to the Corporation in writing such information with respect to direct and indirect ownership of Shares or other securities of the Corporation as the Board of Directors or officers deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended, to comply with the requirements of any other law or regulation, or as the Board of Directors may otherwise decide, and ownership of Shares may be disclosed by the Corporation if so required by law or regulation or as the Board of Directors may otherwise decide.

         Section 5.5. Notices; Reports. The Board of Directors may from time to time set forth in the By-Laws procedures for providing notices and other reports to Shareholders.

         Section 5.6. Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each such Share standing in such holder's name upon the books of the Corporation regardless of the Series or Class thereof, and all Shares of all Series and Classes shall vote together as a single class ("Single Class Voting"); provided, however, that (a) when the 1940 Act or the Maryland General Corporation Law requires that a Series or Class or Series or Classes vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected Series or Class or Series or Classes in lieu of Single Class Voting; (b) in the event that the separate vote requirement referred to in (a) above applies with respect to one or more Series or Classes, then, subject to (c) below, the Shares of all other Series and Classes shall vote as a single class; and (c) as to any matter, which, in the judgment of the Board of Directors, does not affect the interests of a particular Series or Class, such Series or Class shall not be entitled to any vote and only the holders of Shares of the affected Series or Class or Series or Classes shall be entitled to vote.

         Section 5.7.      Meetings; Action by Written Consent.
                           -----------------------------------

         (a) The presence in person or by proxy of the holders of one-third of the Shares of all Series and Classes issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at all meetings of the Shareholders except as otherwise provided by the 1940 Act, provided, however, that where the holders of Shares of any Series or Class are entitled to a separate vote as a Series or Class (a "Separate Class"), or where the holders of Shares of two or more (but not all) Series or Classes are required to vote as a single class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat, shall constitute a quorum for such vote.

         (b) Notwithstanding any provision of the Maryland General Corporation Law requiring the authorization of any action by a greater proportion than a majority of the total number of Shares of all Series and Classes, or of the total number of shares of any one or more particular Series or Class or Series or Classes entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of Outstanding Shares of all Series and Classes that are entitled to vote thereon, or of the Series or Class or Series or Classes entitled to vote thereon as a separate class, as the case may be.

         (c) Subject to compliance with the requirements of the 1940 Act, the notice and other requirements of the Maryland General Corporation Law, and any procedures adopted by the Board of Directors from time to time, the holders of Shares or of any Series or Class or Series or Classes may take action or consent to any action by delivering a consent, in writing or by electronic transmission, of the holders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of holders of Shares or any Series or Class or Series or Classes.

         Section 5.8.      Series and Classes.
                           ------------------

         (a) The Board of Directors shall have the power to classify or reclassify any unissued Shares, including by classifying or reclassifying such shares into one or more Series or Classes, by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such Shares.

         (b) All provisions herein relating to the Corporation shall apply equally to each Series and Class of the Corporation except as the context requires otherwise. All references to Shares in this Charter shall be deemed to include references to Shares of any or all Series or Class as the context may require.

         (c) The Board of Directors shall have the power and authority, without the approval of the holders of any outstanding Shares, to increase or decrease the number of Shares or the number of Shares of any Series or Class that the Corporation has authority to issue.

         (d) All consideration received by the Corporation for the issue and sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be allocated and credited to that Series or Class for all purposes, subject only to the rights of creditors of such Series or Class and except as may otherwise be required by applicable law, and shall be so recorded upon the books of account of the Corporation. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or Class, the Board of Directors shall allocate them among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

         (e) The assets belonging to each particular Series or Class shall be charged with the liabilities of the Corporation in respect of that Series or Class and all expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Board of Directors to and among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable. The assets of a particular Series or Class of the Corporation shall, under no circumstances, be charged with liabilities attributable to any other Series or Class of the Corporation.

         All Persons extending credit to, or contracting with or having any claims against a particular Series or Class of the Corporation shall look only to the assets of that particular Series or Class for payment of such credit, contract or claim. No Shareholder or former Shareholder of any Series or Class shall have any claim on or right to any assets allocated or belonging to any other Series or Class.

         (f) Subject to the terms of the Charter (including any preferences, rights and/or privileges of any Shares of any Series or Class created pursuant to this Section 5.8), each Share of each particular Series or Class shall represent an equal proportionate interest in that Series or Class. Each holder of Shares of a Series or Class shall be entitled to receive his share of distributions of income and capital gains made with respect to such Series or Class as provided in Section 7.2.

         Except as otherwise provided herein (including any preferences, rights and/or privileges of any Shares of any Series or Class created pursuant to this
Section 5.8), upon liquidation or termination of a Series or Class of the Corporation, Shareholders of such Series or Class shall be entitled to receive, pro rata in proportion to the number of Shares of such Series or Class held by each of them, a share of the net assets of such Series or Class, and the holders of Shares of any other particular Series or Class shall not be entitled to any such distribution, provided, however, that the composition of any such payment (e.g., cash, securities and/or other assets) to any Shareholder shall be determined by the Corporation in its sole discretion, and may be different among Shareholders (including differences among Shareholders in the same Series or Class).

         A Shareholder of a particular Series or Class of the Corporation shall not be entitled to participate in a derivative or class action on behalf of any other Series or Class or the Shareholders of any other Series or Class of the Corporation.

         (g) At such times as may be determined by the Board of Directors in compliance with the 1940 Act, Shares of a particular Series or Class may be automatically converted by the Corporation into Shares of another Series or Class based on the relative net asset values of such Series or Class at the time of conversion. The terms and conditions of such conversion may vary within and among the Series and Classes and within or among the holders of the Series and Classes to the extent determined by the Board of Directors.

         Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that the holders of any Series or Class of Shares shall have the right to convert or exchange said shares into Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Board of Directors.

         (h) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any Series, Class or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other Series, Classes or types of stock or other securities at the time outstanding.

         (i) Notwithstanding anything to the contrary contained in this Charter, each Share may be subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, however designated, and other administrative, recordkeeping, redemption, service and other fees, however designated); to such account size requirements; and to such other rights and provisions; which may be the same or different from any other Share or any other Share of any Series or Class, including any other share of the same Series or Class, all as the Board of Directors may from time to time establish and/or change in accordance with the 1940 Act and as reflected in the Corporation's then effective registration statement under the Securities Act of 1933 with respect to such Shares, or such other document or instrument deemed appropriate by the Board of Directors in its sole discretion.

         ARTICLE SIXTH:  Redemption and Repurchase of Shares.
         -------------   -----------------------------------

         Section 6.1. Redemption of Shares. Subject to Section 6.6 hereof, the Corporation shall redeem the Shares of the Corporation or any Series or Class thereof at the price determined as hereinafter set forth at such office or agency as may be designated from time to time for that purpose by the Board of Directors and in accordance with such conditions as the Board of Directors may from time to time determine, not inconsistent with the 1940 Act, regarding the redemption of Shares.

         Section 6.2. Price. Any Shares redeemed shall be redeemed at the Shares' net asset value less such fees and/or charges, if any, as may be established by the Board of Directors from time to time.

         Section 6.3. Payment. Payment for Shares redeemed shall be made in cash or other property, or any combination thereof, out of the assets of the relevant Series or Class of the Corporation. The composition of any such payment (e.g., cash, securities and/or other assets) shall be determined by the Corporation in its sole discretion, and may be different among Shareholders (including differences among Shareholders in the same Series or Class). In no event shall the Corporation be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the Series or Class whose Shares are to be redeemed.

         Section 6.4. Redemption of Shareholder's Shares at Option of Corporation. Subject to the provisions of the 1940 Act, the Board of Directors, in its sole discretion, may cause the Corporation to redeem all of the Shares of the Corporation or one or more Series or Classes held by any Shareholder for any reason under terms set by the Board of Directors, including, but not limited to:

         (a) the value of such Shares held by such Shareholder being less than the minimum amount established from time to time by the Board of Directors;

         (b) the determination by the Board of Directors that direct or indirect ownership of Shares by any Person has become concentrated in such Shareholder to any extent that would disqualify that Series as a regulated investment company under the Internal Revenue Code of 1986, as amended;

         (c) the failure of a Shareholder to supply a tax identification or other identification or if the Corporation is unable to verify a Shareholder's identity;

         (d) the failure of a Shareholder to pay when due the purchase price for the Shares issued to such Shareholder;

         (e) when required for the payment of account fees or other charges, expenses and/or fees as set by the Board of Directors, including without limitation any small account fees permitted by Section 5.3(c);

         (f) failure of a Shareholder to meet or maintain the qualifications for ownership of a particular Series or Class of Shares;

         (g) the determination by the Board of Directors or pursuant to policies adopted by the Board of Directors that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Corporation or applicable Series or Class;

         (h) failure of a holder of Shares or other securities of the Corporation to comply with a demand pursuant to Section 5.4 hereof; or

         (i) when the Corporation is requested or compelled to do so by governmental authority or applicable law.

         Section 6.5. Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula. The Corporation may also redeem a portion of the Shares held by each Shareholder to reduce the number of Outstanding Shares pursuant to the provisions of Section 7.3.

         Section 6.6. Suspension of Right of Redemption. Notwithstanding the foregoing, the Corporation may postpone the payment of the redemption price and may suspend the right of Shareholders to require the Corporation to redeem Shares to the extent permissible under the 1940 Act.

         ARTICLE SEVENTH:  Determination of Net Asset Value, Net Income and
         ---------------   -------------------------------------------------
Distributions.
-------------

         Section 7.1. Determination of Net Asset Value. The Board of Directors may in its sole discretion from time to time prescribe the time or times for determining the per share net asset value of the Shares of the Corporation or any Series or Class thereof, and may prescribe or approve the procedures and methods for determining the value of the assets of the Corporation or a Series or Class thereof, and the procedures and methods for determining the net asset value of a Share of the Corporation, or a Series or a Class thereof. The Corporation may suspend the determination of net asset value for any Series or Class during any period when it may suspend the right of Shareholders to require the Corporation to redeem Shares.

         Section 7.2. Distributions to Shareholders. Subject to the right of the Board of Directors to delegate such powers as permitted by the Maryland General Corporation Law, the Board of Directors may in its sole discretion from time to time declare and pay, or may prescribe and set forth in a duly adopted resolution of the Board of Directors, the bases and times for the declaration and payment by duly authorized officers of the Corporation of, such dividends and distributions to Shareholders of any Series or Class thereof, in cash or other property, or any combination thereof, including any Shares or other securities of the Corporation as the Board of Directors may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Board of Directors may establish) determined in accordance with good accounting practices. If such dividends or other distributions or any portion thereof are to be paid in cash such cash may be reinvested in full and fractional Shares of the Corporation as the Board of Directors shall direct or as the Board of Directors may permit a Shareholder to direct.

         Any such dividend or distribution to the Shareholders of a particular Series or Class shall be made to said Shareholders pro rata in proportion to the number of Shares of such Series or Class held by each of them, except as otherwise provided herein (including any preferences, rights and/or privileges of any Shares of any Series or Class created pursuant to Section 5.8); provided, however, that the composition of any such dividend or distribution (e.g., cash, securities and/or other assets) shall be determined by the Corporation in its sole discretion, and may be different among Shareholders (including differences among Shareholders in the same Series or Class). Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 7.1 hereof.

         Without limiting the foregoing and notwithstanding anything to the contrary contained in this Charter, the Board of Directors may provide that dividends and distributions shall be payable only with respect to those Shares that have been held of record continuously by the Shareholder for a specified period prior to the record date of the dividend or distribution.

         Section 7.3. Constant Net Asset Value. With respect to any Series that holds itself out as a money market or stable value fund, the Board of Directors shall have the power to reduce the number of Outstanding Shares of the Series by reducing the number of Shares in the account of each Shareholder, or to take such other measures as are not prohibited by the 1940 Act, so as to maintain the net asset value per Share of such Series at a constant dollar amount.

         Section 7.4. Reserves. The Board of Directors may in its sole discretion set apart, from time to time, out of any funds of the Corporation or Series or Class thereof a reserve or reserves for any proper purpose, and may abolish any such reserve.

         Section 7.5. Determination by the Board of Directors. The Board of Directors may make any determinations they deem necessary with respect to this Article SEVENTH, including, but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Corporation; the amount of the net income of the Corporation from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charge were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Corporation; the number of Shares of the Corporation issued or issuable; the net asset value per Share; and any of the foregoing matters as it may pertain to any Series or Class.

         Section 7.6. Distributions on Dissolution. In the event of the dissolution of the Corporation, Shareholders of each Series or Class shall be entitled to receive, pro rata in proportion to the number of Shares of such Series or Class held by each of them, a share of the net assets of such Series or Class, except as otherwise provided herein (including any preferences, rights and/or privileges of any Shares of any Series or Class created pursuant to
Section 5.8); provided, however, that the composition of any such payment (e.g., cash, securities and/or other assets) to any Shareholder shall be determined by the Corporation in its sole discretion, and may be different among Shareholders (including differences among Shareholders in the same Series or Class).

         ARTICLE EIGHTH:   Miscellaneous.
         ---------------   --------------

         Section 8.1. Ambiguities. The Board of Directors may construe any of the provisions of this Charter insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Board of Directors in good faith shall be conclusive as to the meaning to be given to such provisions.

         Section 8.2. Board Decisions Conclusive. Any determination made by or pursuant to the direction of the Board of Directors in good faith and consistent with the provisions of this Charter shall be final and conclusive and shall be binding upon the Corporation and every holder at any time of Shares.

         Section 8.3. By-Laws. The Board of Directors shall have the power to adopt, alter or repeal By-Laws not inconsistent with law or this Charter for the regulation and management of the affairs of the Corporation.

         Section 8.4. Amendments to Charter. The Corporation reserves the right to adopt from time to time any amendment to the Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding Shares.

         Section 8.5. Inspection of Records. Except as required by the 1940 Act or the Maryland General Corporation Law, the Shareholders shall only have such right to inspect the records, documents, accounts and books of the Corporation as may be granted from time to time by the Board of Directors in its sole discretion.

         Section 8.6. Appraisal Rights. The holders of the Corporation's Shares or any Series or Class of Shares shall not be entitled to exercise the rights of an objecting stockholder under ss.ss. 3-201 to 3-213 of the Maryland General Corporation Law.

         Section 8.7. Delegation; Committees. To the extent permitted by the 1940 Act and the Maryland General Corporation Law, the Board of Directors may delegate to a committee of one or more of the members of the Board of Directors or to the officers of the Corporation any of the powers granted to the Board of Directors by the Charter or the Maryland General Corporation Law.

         Section 8.8. Headings; Plural. Article and Section titles contained herein are for descriptive purposes only and shall not control or alter the meaning of this Charter as set forth in the text or any article or section. The use of the singular herein shall be deemed to be or include the plural (and vice-versa), wherever appropriate.

                                      THIRD

         The Board of Directors of the Corporation, pursuant to and in accordance with the charter and bylaws of the Corporation and the Maryland General Corporation Law, duly advised the foregoing amendment and restatement of the charter of the Corporation and the stockholders of the Corporation, pursuant to and in accordance with the charter and bylaws of the Corporation and the Maryland General Corporation Law, duly approved the foregoing amendment and restatement of the charter of the Corporation.

                         [signatures begin on next page]

         IN WITNESS WHEREOF, DWS International Fund, Inc. has caused these Articles of Amendment and Restatement to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 23rd day of June, 2006, and its Vice President acknowledges that these Articles of Amendment and Restatement are the act of DWS International Fund, Inc. and he/she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his/her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                    DWS International Fund, Inc.


/s/Caroline Pearson                        By: /s/John Millette
-------------------------------------          --------------------------------
Caroline Pearson, Assistant Secretary          John Millette, Vice President
President